Exhibit 10.2

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

OWL ROCK CORE INCOME CORP.,

as Seller

and

CORE INCOME FUNDING III LLC,

as Purchaser

Dated as of March 24, 2022

-i-

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of March 24, 2022 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”), between OWL ROCK CORE INCOME CORP., a Maryland Corporation, as seller (in such capacity, the “Seller”) and CORE INCOME FUNDING III LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S  S E T H:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Closing Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related contracts to the capital of the Purchaser on the Closing Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

WHEREAS, it is the Seller’s and the Purchaser’s intention that each conveyance of Transferred Assets hereunder and under each Assignment Agreement, if any, is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the Purchase Price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable Purchase Date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Purchaser, as borrower, BANK OF AMERICA, N.A., as administrative agent, OWL ROCK CAPITAL ADVISORS LLC, as servicer, ALTER DOMUS (US) LLC, as collateral custodian, BANK OF AMERICA, N.A. an affiliate of BofA Securities, Inc., as sole lead arranger and sole book manager, STATE STREET BANK AND TRUST COMPANY as collateral agent, and the lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Assignment Agreement” means any assignment and assumption agreement, assignment and acceptance agreement or similar assignment agreement at any time entered into between the Seller and the Purchaser, and if applicable, accepted by the agent or trustee under any Underlying Instrument for the purpose of conveying the Seller’s right, title and interest in and to the applicable Transferred Assets set forth therein to the Purchaser.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder. “Conveyed” has a corresponding meaning.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Material Adverse Effect” means, with respect to any event or circumstance, a materially adverse effect on (a) the assets, operations, properties, financial condition or business of the Seller; (b) the right or ability of the Seller to perform any of its obligations under this Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Agreement, any of the other Loan documents, or the rights and remedies of the Lenders or the Administrative Agent hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in the Credit Agreement taken as a whole.

“Purchase Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Purchaser Bankruptcy Case” has the meaning set forth in Section 8.9.

“Schedule of Collateral Assets” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transfer Documents” has the meaning set forth in Section 2.3.

“Transfer Taxes” has the meaning set forth in Section 2.4.

“Transferred Assets” means, collectively, the Transferred Collateral Assets and Related Security Conveyed (or purported to be Conveyed) by the Seller to the Purchaser hereunder.

“Transferred Collateral Assets” means each Collateral Asset Conveyed (or purported to be Conveyed) from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Assets” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(a) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents;

(b) reference to any gender includes each other gender;

(c) reference to day or days without further qualification means calendar days;

(d) unless otherwise stated, reference to any time means New York time;

(e) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(f) reference to any agreement (including any Loan Document or Underlying Instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(g) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(h) references to “including” means “including, without limitation.”

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to (i) Convey to the Purchaser on the Closing Date, and the Purchaser shall purchase from the Seller on the Closing Date (the “Initial Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereinafter acquired or arising, and wherever located) in and to each Transferred Asset listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Assets”), together with all other Related Security and all proceeds of the foregoing but excluding the Retained Interests (if any) for such Collateral Asset.

(b) After the Initial Conveyance in the event that, from time to time, the Seller agrees to Convey to the Purchaser and the Purchaser agrees to acquire from the Seller additional Collateral Assets (including Related Security), the Purchaser shall provide a Reinvestment Request containing substantially the same information (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedule of Collateral Assets identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Seller shall Convey to the Purchaser, and the Purchaser shall purchase, on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereinafter acquired or arising, and wherever located) in and to each Collateral Asset then reported by the Purchaser on the Schedule of Collateral Assets attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

(c) Collateral Assets will be acquired pursuant to one or more assignment agreements in the form specified in the applicable Underlying Instruments having an effective date as specified in such assignment agreement. From and after each Subsequent Conveyance Date, the Collateral Asset Conveyed on such Subsequent Conveyance Date shall be deemed added to the Schedule of Collateral Assets on Schedule A to this Agreement.

(d) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing the Purchaser with the full risks and benefits of ownership of such Transferred Assets as of the applicable Purchase Date. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law, (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a perfected, first-priority security interest (subject to Permitted Liens) in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing and (iii) the Purchaser and the Seller each represents and warrants as to itself that each remittance (if any) from the Purchaser to the Seller with respect to the Conveyances has been (x) in payment of an obligation incurred by the Purchaser in the ordinary course of business or financial affairs of each of the Seller and the Purchaser and (y) made in the ordinary course of business or financial affairs of each of the Seller and the Purchaser. The Purchaser and its assignees shall have, with respect to the Transferred Assets, in addition to all the other rights and remedies available to the Purchaser and its assignees thereunder and under the applicable Underlying Instruments, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Except with respect to any breach of its representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(e) In connection with the Initial Conveyance, the Seller agrees to file (or cause to be filed) on or about the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(f) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the Conveyance to the Purchaser of the Transferred Assets and the Lien of the Administrative Agent pursuant to the Security Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Collateral Asset hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Asset (or any interest therein) owned by the Seller.

(h) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets.

(i) Except as otherwise permitted under this Agreement or the Loan Documents, the Seller shall have no right hereunder to reacquire any of the Transferred Assets, and the Purchaser shall be entitled to dispose of any Transferred Assets in its discretion (subject to the Credit Agreement) and shall have no duty or obligation to account to the Seller in respect thereof nor any recourse to the Seller in connection with any such disposition.

(j) Each of the Seller and the Purchaser acknowledges, agrees, represents and warrants that (1) there are no other agreements related to the sale and purchase of the Transferred Assets other than this Agreement and any related Assignment Agreements, (2) this Agreement (along with any related Assignment Agreements) represents the entire agreement between the parties with respect to the transactions subject of and contemplated by this Agreement, (3) this Agreement is not an attempt to hide the true agreement between the parties, and (4) the parties to this Agreement do not and will not depart from its terms with respect to the matters subject hereof.

SECTION 2.2 Indemnification.(a) Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify the Purchaser, the Purchaser’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives and representatives of the Purchaser and of the Purchaser’s Affiliates (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) incurred by such Indemnified Party by reason of (i) any acts or omissions of the Seller in breach of any of its agreements or covenants under any Loan Document or the transactions contemplated thereby or (ii) any breach of any representation or warranty in any material respect (or, if qualified as to materiality or Material Adverse Effect, in all respects) on the date such representation or warranty was made of the Seller contained in any Loan Document or in any certification or written material delivered by the Seller pursuant to any Loan Document, excluding, however, Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct of such Indemnified Party or its agent or subcontractor, (b) related to the nonpayment by any obligor of an amount due and payable with respect to a Transferred Asset or any change in the market value of any Transferred Asset, (c) related to any loss in value of any Cash Equivalent or (d) in respect of Taxes (other than Taxes that represent losses or damages arising from a non-Tax claim).

SECTION 2.3 Assignments. It is the intention of the Seller and the Purchaser that this Agreement, the Schedule of Collateral Assets and each Purchase Notice (collectively, the “Transfer Documents”) shall supplement each Assignment Agreement, if any, required to be executed under any Underlying Instrument relating to any Transferred Asset, and that whenever possible, each provision of the Transfer Documents shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instrument and without replacing or superseding any such Assignment Agreement. However, to the extent that there is a conflict or inconsistency between any provision of any Transfer Document, on the one hand, and any provision of any Assignment Agreement, on the other hand, such Assignment Agreement shall control and prevail to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of such Transfer Document or the remaining provisions of the Transfer Documents, and to the extent any provision of any Transfer Document would conflict with the Underlying Instrument applicable to any Transferred Asset in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Instrument shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of the Transfer Documents. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any Transfer Document or Assignment Agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related Underlying Instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset in which case no Assignment Agreement shall be necessary.

SECTION 2.4 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and any conveyance fees or recording charges (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be borne by the party upon whom they are assessed. The party required by law to do so shall file all necessary tax returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, the other parties shall, and shall cause their respective Affiliates to, join in the execution of any such tax returns and other documentation.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser in an amount equal to the unpaid portion of the Purchase Price.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:

(a) Existence, Qualification and Power. The Seller (i) is duly organized, incorporated or registered, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation, registration or organization, (ii) has all requisite power and authority and has acquired all requisite governmental licenses, authorizations, consents and approvals to (1) own or lease its assets and carry on its business in which it is currently engaged and (2) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (ii) or (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by the Seller of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) violate the terms of any of the Seller’s Organization Documents; (ii) result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (1) any Contractual Obligation to which the Seller is a party or affecting the Seller or the properties of the Seller or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Seller or its property is subject; or (iii) violate any Applicable Law, except, in each case of clause (ii) or clause (ii) only, other than any violation, breach or conflict which would not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Seller of this Agreement or any other Loan Document, other than such as have been met or obtained and are in full force and effect, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Binding Effect. This Agreement has been, and each other Loan Document to which it is a party, when delivered hereunder, will have been, duly executed and delivered by the Seller. This Agreement constitutes, and each other Loan Document to which the Seller is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) Litigation. There are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Seller, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against the Seller or against any of its properties or revenues. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against it, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or (D) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect on the Transferred Assets taken as a whole.

(f) Compliance with Laws. The Seller is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

(g) Tax Status. For U.S. federal income tax purposes, the Seller will be a U.S. Person.

(h) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(i) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Administrative Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from the Borrower; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements (A) all of such Security Entitlements have been credited to the Collection Account and the Securities Intermediary has agreed to treat all assets credited to the Collection Account as Financial Assets, (B) all steps necessary to enable the Collateral Agent to obtain Control with respect to the Collection Account have been taken and (C) the Collection Account is not in the name of any Person other than the Purchaser, subject to the Lien of the Administrative Agent for the benefit of the Secured Parties; the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Purchaser (or the Servicer on its behalf) may cause cash in the Collection Account to be invested in Cash Equivalents, and the proceeds thereof to be paid and distributed in accordance with the Credit Agreement; all Accounts constitute Securities Accounts; the Seller owns and has good and marketable title to the interest in the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the state of Maryland (to the extent such security interest may be perfected by filing a UCC financing statement under such article); all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset, if any, have been or, subject to the delivery requirements contained in the Credit Agreement, will be delivered to the Collateral Custodian; none of the underlying promissory notes that constitute or evidence the Collateral Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Custodian, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Custodian or, subject to the delivery requirements contained in the Credit Agreement, will be delivered to the Collateral Custodian, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Seller of such Certificated Security; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(j) Value Given. The Purchaser has given fair consideration and reasonably equivalent value to the Seller in exchange for the purchase of the Transferred Assets (or any number of them). No such transfer has been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(k) Eligibility of Transferred Collateral Assets. Each Transferred Collateral Asset Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Asset. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectibility of such Transferred Collateral Asset or cause it not to be paid in full. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Collateral Assets and other Transferred Assets hereunder as of such Purchase Date.

(l) Solvency. The Seller is solvent, it is not the subject of any Insolvency Event and it will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Seller will have an adequate amount of capital to conduct its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Loan Documents to which it is a party for fair consideration and reasonably equivalent value and without the intent to hinder, delay or defraud any of its creditors or any other Person. The Conveyance by the Seller of the Seller’s interest in the Transferred Assets constitutes a reasonable and practicable action in the ordinary course of the Seller’s business..

(m) True Sale or True Contribution. Each Transferred Collateral Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale”, “absolute transfer” or a “true contribution.”

(n) Information True and Correct. All information (other than any information provided to the Seller by an un-Affiliated third party) heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct as of the date provided in all material respects and does not omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Seller represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation. With respect to any information received from any un-Affiliated third party, the Seller (i) will not furnish (and has not furnished) any such information to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby that it knows (or knew) to be incorrect at the time such information is (or was) furnished in any material respect and (ii) has informed (or will inform) the applicable Lender, the Collateral Custodian or the Administrative Agent, as applicable, of any such information which it found to be incorrect in any material respect after such information was furnished.

(o) Selection Procedures. In selecting the Transferred Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.

(p) Investment Company Status. The Seller is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act.

(q) Payment in Full. As of the date such Transferred Asset was Conveyed to the Purchaser, the Seller has no knowledge of any fact which leads it to expect that any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Seller of its obligations under this Agreement or any of the Loan Documents to which it is a party, (B) the validity or enforceability of this Agreement or any of the Loan Documents to which it is a party, or (C) the Transferred Assets or the interests of the Seller therein.

(r) Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Loan Documents (other than this Agreement) is true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects, and to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date), and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Borrower, the Lenders and the Administrative Agent, as if the same were set forth in full in this Agreement.

(s) No Unmatured Servicer Termination Event; Servicer Termination Event; Default or Event of Default. No Unmatured Servicer Termination Event, Servicer Termination Event, Default or Event of Default has occurred and is continuing; provided that, as of any Purchase Date, an Unmatured Servicer Termination Event or Default may have occurred and be continuing if the Borrower is acquiring a Collateral Asset in order to cure a Borrowing Base Deficiency in accordance with Section 2.03(b) of the Credit Agreement.

(t) No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(u) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 7.06 of the Credit Agreement.

(v) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, prior to and as of the date of execution and delivery of this Agreement, except as required for tax and consolidated accounting purposes, the Seller has taken all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to create the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(w) Transferred Assets. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Assets hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct as of the related Purchase Date.

(x) Set–Off, etc. As of the applicable time of Conveyance, no Transferred Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or the obligor thereof, and no Transferred Asset, as of the applicable time of Conveyance, was subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Asset or otherwise, by the Seller or the obligor with respect thereto, except, in each case, pursuant to the Loan Documents and for amendments, extensions and modifications, if any, to such Transferred Asset otherwise permitted hereby and in accordance with the Servicing Standard.

(y) No Fraud. Each Collateral Asset was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related obligor.

(z) Price of Collateral Assets. The Purchase Price for each Collateral Asset Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Asset as of the time of conveyance hereunder, as may have changed from the time such Collateral Asset was originally acquired by the Seller.

(aa) Notice to Agents. The Seller will, or will cause the Purchaser to, direct any agent, administrative agent or obligor for any Collateral Asset included in the Transferred Assets to remit all payments and collections with respect to such Collateral Asset directly to the Purchaser.

(bb) Good Faith, etc. The sale of the Transferred Assets by the Seller to the Purchaser is made in good faith and for valuable consideration and not at an undervalue. The sale of the Transferred Assets is for a proper purpose and not willfully to defeat an obligation owed to a creditor.

(cc) Collections. The Seller acknowledges that all Collections received by it or its Affiliates with respect to the Transferred Assets Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the applicable Account as required in the Credit Agreement. The Seller promptly shall remit to the Purchaser or the Purchaser’s designee any payment or any other sums that the Seller receives after the applicable Purchase Date relating to, or otherwise payable on account of, the Transferred Assets.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Closing Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Credit Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

SECTION 4.3 Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Seller as of the Closing Date and as of each Purchase Date:

(a) Existence, Qualification and Power. The Purchaser (i) is duly organized, incorporated or registered, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation, registration or organization, (ii) has all requisite power and authority and has acquired all requisite governmental licenses, authorizations, consents and approvals to (1) own or lease its assets and carry on its business in which it is currently engaged and (2) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

(b) Compliance with Laws. The Purchaser is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

(c) Authorization; No Contravention. The execution, delivery and performance by the Purchaser of each Loan Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Purchaser’s Organization Documents; (b) result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which the Purchaser is a party or affecting the Purchaser or the properties of the Purchaser or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Purchaser or its property is subject; or (c) violate any Applicable Law.

(d) Execution and Delivery. This Agreement, and each other Loan Document to which the Purchaser is a party, has been duly executed and delivered by the Purchaser.

(e) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Purchaser of this Agreement or any other Loan Document, other than such as have been met or obtained and are in full force and effect.

(f) Binding Effect. This Agreement has been, and each other Loan Document to which the Purchaser is a party, when delivered hereunder, will have been, duly executed and delivered by the Purchaser. This Agreement constitutes, and each other Loan Document to which the Purchaser is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(g) Litigation. There are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Purchaser, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against the Purchaser or against any of its properties or revenues. There are no proceedings or investigations pending or, to the Purchaser’s knowledge, threatened against the Purchaser, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Transferred Assets.

(h) No Brokers or Finders. No broker or finder acting on behalf of the Purchaser was employed or utilized in connection with this Agreement or the transactions contemplated hereby and the Purchaser has no obligation to any Person in respect of any finder’s or broker’s fees in connection therewith.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Loan Documents and comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

(b) Maintenance of Existence and Conduct of Business. The Seller shall to the maximum extent permitted pursuant to Applicable Laws, (i) preserve, renew and maintain in full force and effect its legal existence and good standing (if applicable) under the laws of the jurisdiction of its organization, incorporation or registration except in a transaction permitted by the Credit Agreement and (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. The Seller will observe in all material respects all organizational procedures required by its organizational documents and the laws of its jurisdiction of formation. At least 10 days prior the effective date thereof, the Seller shall provide to the Administrative Agent notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Seller; provided that the Seller agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(c) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections to the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the Business Day following the date such Collections are received by the Seller.

(d) Books and Records. The Seller shall (i) maintain proper books of record and account, in which full, true and correct entries in conformity with the Applicable Accounting Standard consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Seller, (ii) maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets and (iii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Seller.

(e) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f) Payment of Obligations. The Seller shall pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (i) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless, in each case, the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with the Applicable Accounting Standard are being maintained by the Seller, except, in each case, to the extent that failure to do so would not constitute an “Event of Default” under Sections 9.01(g), (m) or (n) of the Credit Agreement.

(g) Taxes. The Seller will file or cause to be filed on a timely basis all federal and other material tax returns (including foreign, state, local and otherwise) required to be filed, if any, and will pay all federal and other material taxes due and payable by it and any material assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the Applicable Accounting Standard are provided on the books of the Seller), except where failure to do so would not be reasonably expected to have a Material Adverse Effect.

(h) ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on any Transferred Asset under Section 412 of the Code or Section 303(K) or 4068 of ERISA.

(i) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens and Liens which shall be released at the time of conveyance to the Purchaser. For the avoidance of doubt, this Section 5.1(i) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(j) Change of Name. Etc. The Seller shall not change its name, identity or organizational structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Administrative Agent on behalf of the Seller or the Purchaser) in accordance with Section 2.1(d) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 10 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(k) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Assets (which, with respect to any Related Security, shall only be to the extent of the Seller’s interest therein) Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP and, provided further that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized for tax purposes.

(l) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Assets into the Collection Account; provided that nothing in this clause (l) shall prohibit the Seller from making capital contributions to the Borrower.

(m) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 5.29 of the Credit Agreement.

ARTICLE VI

WARRANTY COLLATERAL ASSETS

SECTION 6.1 Warranty Collateral Assets. (a) Notwithstanding anything in this Agreement to the contrary, in the event of (i) a Repurchase Event with respect to any Transferred Asset or (ii) (A) a breach of Section 5.18, Section 5.25, Section 5.31 or Section 8.04(j) of the Credit Agreement with respect to any Transferred Asset or (B) a material breach of any other representation, warranty, undertaking or covenant set forth in Section 5.21, the second sentence of Section 5.27, or Section 12.05(a) of the Credit Agreement with respect to a Transferred Asset (or the Related Security and other related collateral constituting part of the Collateral related to such Transferred Asset) in each case, as of the Purchase Date of such Asset (each such Transferred Asset described in clause (i) or (ii), a “Warranty Collateral Asset”), no later than 30 days (or such longer period of time as agreed to by the Administrative Agent in its sole discretion) after the earlier of (x) actual knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Administrative Agent (with a copy to each Lender), the Seller shall repurchase such Warranty Collateral Asset from the Purchaser at a price equal to (x) if no Default or Event of Default has occurred and is continuing, the amount necessary to cause the Total Outstandings as of such day to not exceed the Borrowing Base as of such day (excluding such Warranty Collateral Asset) or (y) otherwise, the Repurchase Amount of such Warranty Collateral Asset to which such breach relates, in each case, together with interest accrued on such Loans; provided, that no such repayment shall be required to be made with respect to any Warranty Collateral Asset (and such Transferred Asset shall cease to be a Warranty Collateral Asset) if, on or before the expiration of such 30 day period, the representations and warranties set forth in clause (a)(ii)(A) above with respect to such Warranty Collateral Asset shall be made true and correct and the representations, warranties, undertakings and covenants set forth in clause (a)(ii)(B) above with respect to such Warranty Collateral Asset shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Asset as if such Warranty Collateral Asset had been Conveyed to the Purchaser on such day or if the Total Outstandings do not exceed the Borrowing Base; provided further that, with respect to any breach of Section 12.05(a) of the Credit Agreement, so long as the Borrower has provided the Administrative Agent with prompt notice of its intent to cure such breach, such breach shall have occurred for 10 Business Days since the date such breach was first known by the Borrower without giving effect to any other cure period provided in the Credit Agreement.

SECTION 6.2 Dilutions, Etc. The Seller agrees that if, on any day following the Availability Period, the Principal Balance of a Transferred Collateral Asset that has been sold by the Seller hereunder is either reduced or adjusted as a result of any setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Asset in the amount of such setoff and shall, within three (3) Business Days, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such date;

(b) All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct, when taken as a whole, in all material respects as of such date;

(c) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement and the other Loan Documents to which it is a party as of such date;

(d) The Seller shall have either filed, caused to be filed or provided in form suitable for filing the financing statement(s) required to be filed pursuant to Section 2.1(d); and

(e) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER

LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT THAT EXPRESSLY PROVIDES FOR SUBMISSION TO ANY OTHER COURT), OR FOR RECOGNITION OF ENFORCEMENT OF ANY JUDGMENT WITH RESPECT THERETO, AND EACH PARTY HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WITH REGARD TO THE ENFORCEMENT OF ITS RIGHTS WITH RESPECT TO THE COLLATERAL AGAINST ANY PARTY HERETO OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by electronic mail, to the intended party at the address or facsimile number of such party set forth below:

(a)	in the case of the Purchaser:

Core Income Funding III LLC

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Joe Alongi

Email: joe@owlrock.com

(b)	in the case of the Seller:

Owl Rock Core Income Corp.

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Joe Alongi

Email: joe@owlrock.com

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Credit Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by email, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

SECTION 8.6 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Loan Documents, including the preparation of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Administrative Agent’s request), as the collateral assignee of the Purchaser, as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

(b) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c) The Seller shall furnish to the Collateral Custodian and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Custodian (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.9 No Petition Covenant; Limited Recourse. (a) The Seller shall not, as to the Purchaser (i) take any action to, or give or make any consent, instruction, vote, claim, approval, filing or notice to commence (or oppose the dismissal of) any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, rehabilitation, arrangement, adjustment, winding-up, liquidation, sequestration, dissolution, composition, or other relief with respect to the Purchaser or any of the assets or debts of the Purchaser (a “Purchaser Bankruptcy Case”), (ii) join with, cause, solicit or instruct any person or entity to commence (or oppose the dismissal of) such a Purchaser Bankruptcy Case, (iii) move, directly or indirectly, for appointment of a receiver, liquidator, assignee, trustee, custodian, examiner or sequestrator or similar official with respect to the Purchaser or any of the assets or debts of the Purchaser, or (iv) seek any order relating to the winding up, liquidation or dissolution of the Purchaser or a general assignment for the benefit of the Purchaser’s creditors. Nothing in this Section 8.9 shall preclude, or be deemed to estop, the Seller from commencing against the Purchaser or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. Notwithstanding any other provisions of this Agreement, the obligations of the Purchaser hereunder shall be payable solely from its assets, subject to any applicable priority of payments specified in the Credit Agreement, and following realization of such assets, any claims against the Purchaser hereunder shall be extinguished. No recourse shall be had for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner or security holder of the Purchaser or the Seller or any of their respective successors or assigns and no recourse shall be had for any obligations against any Affiliate of the Purchaser or the Seller (other than the direct obligations of the Purchaser or Seller hereunder).

SECTION 8.10 Binding Effect; Third-Party Beneficiaries. This Agreement and the other Loan Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Loan Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Loan Documents.

SECTION 8.12 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 8.13 Transfer of Seller’s Interest. (a) With respect to each Conveyance of a Transferred Asset on any Purchase Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant Underlying Instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable Underlying Instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable Underlying Instruments. The Purchaser, the Servicer or the Collateral Custodian will have possession of the related Underlying Instrument (including the underlying promissory notes, if any).

The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, (i) any Assignment Agreement or other transfer document required to be executed and delivered in connection with the Conveyance of a Transferred Asset by the Seller to the Purchaser may reflect that the prior record holder (including any Affiliate or third party from whom the Seller may purchase such asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser, as designee of the Seller, may acquire such Transferred Asset as a lender at the closing thereof. Nothing in any such Assignment Agreement or other transfer document shall be deemed to impair the true sale or contribution from the Seller to the Purchaser hereunder in accordance with the terms hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

OWL ROCK CORE INCOME CORP., as Seller

By:
Name:
Title:

CORE INCOME FUNDING III LLC, as Purchaser

By:
Name:
Title:

Schedule A

SCHEDULE OF COLLATERAL ASSETS

[Provided Separately]